UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 15, 2020

(Date of earliest event reported)

 ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451
(Principal Executive Office)

Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ETTX	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 12, 2020, Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva, Inc. (“Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement under the applicable Nasdaq Stock Market LLC rules, up to 14,000,000 newly issued shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and warrants to purchase up to 14,000,000 shares of Common Stock, with an exercise price per share of $2.50 (the “Private Placement”). The Company announced the first closing of the Private Placement on April 22, 2020. On June 10, 2020, the Company is holding a special meeting of stockholders to, among other things, approve the second closing (“Second Closing”) of the Private Placement.

In connection with the Private Placement, on May 15, 2020, the Compensation Committee of the Company’s Board of Directors, approved retention cash bonus awards (“Bonus Awards”) for certain key employees of the Company involved in the completion of the Private Placement and/or the Company’s ATTACK (Acinetobacter Treatment Trial Against Colistin) Phase 3 pivotal clinical trial to evaluate sulbactam-durlobactam (the “ATTACK Study”). The Bonus Awards shall be payable to certain of the eligible employees in a lump sum on August 31, 2020, assuming the Second Closing of the Private Placement occurs prior to such date, and, for certain other eligible employees, on the first regular payroll date following the Company’s announcement of topline data from the ATTACK Study, which we anticipate will occur in early 2021. Payment of the Bonus Awards is conditioned upon the employees remaining continuously employed by the Company through the date of payment of the Bonus Award.

Pursuant to the memorandum confirming the Bonus Awards for each of the named executive officers of the Company, Manoussos Perros, Ph.D., the Chief Executive Officer of the Company, will be eligible to receive a total cash bonus award of $268,300, with 50% payable on August 31, 2020, assuming the Second Closing of the Private Placement occurs prior to such date, and the balance payable on the first regular payroll date following the Company’s announcement of topline data from the ATTACK Study. Michael Gutch, the Chief Financial Officer and Chief Business Officer of the Company, and Eric Kimble, the Chief Commercial Officer of the Company, will be eligible to receive Bonus Awards of $66,325 and $66,973, respectively, on August 31, 2020, assuming the Second Closing of the Private Placement occurs prior to such date.

The foregoing summary of the Bonus Awards to the Company’s named executive officers does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the memorandum confirming the Bonus Awards, a copy of which will be included as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K (the “Current Report”) about the Company’s future expectations, plans and prospects, including statements about the expected closing of the Second Closing, availability of data from the ATTACK Study, and other statements containing the words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closing of the Second Closing will be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Securities Purchase Agreement; competitive factors; general economic and market conditions and the risks more fully described in the Company’s filings with the SEC, including those set forth in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and those set forth in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. Forward-looking statements contained in this Current Report are made as of this date, and except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

	By:	/s/ Elizabeth M. Keiley
General Counsel

Dated: May 21, 2020

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